UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 26, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2009, the compensation committee of the board of directors of Clarient, Inc. (the “Company”) agreed to amend certain terms of the Employment Agreement of Dr. Michael J. Pellini, the Company’s President and Chief Operating Officer, dated April 24, 2008.  The Amended and Restated Employment Agreement (the “Restated Agreement”) was consummated on February 26, 2009 and became effective as of March 1, 2009.  Under the terms of the Restated Agreement, Dr. Pellini’s base salary increased from $283,250 to $325,000, Dr. Pellini’s annual target bonus increased from 60% to 65% of his annual base salary (with the potential to earn up to two times such amount based upon the achievement of Company and personal objectives), pro-rated for purposes of calculating his 2009 annual bonus, Dr. Pellini received 350,000 stock options under the Company’s standard vesting terms (and also provides for immediate vesting upon change of control), and Dr. Pellini received a loss on sale provision for his home in Pennsylvania of up to $150,000.  Such amount is required to be repaid in full if Dr. Pellini should voluntarily cease employment with the Company before February 24, 2010, and will thereafter be pro-rated monthly to zero through February 24, 2012.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 4, 2009	By:	/s/ Raymond Land
	Name:	Raymond Land
	Title:	Senior Vice President and Chief Financial Officer